UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
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Exchange Act of 1934 (Amendment No.      )
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One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(314) 994-2700

March 19, 2007

Dear fellow stockholder:

You are cordially invited to attend the annual meeting of stockholders of Arch Coal, Inc. on Thursday, April 26, 2007. We will hold the meeting at 10:00 a.m., St. Louis time, in the lower level auditorium at our headquarters at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141. You can find maps with directions to our headquarters near the back of the proxy statement that accompanies this letter.

In connection with the annual meeting, we have enclosed a notice of the meeting, a proxy statement and a proxy card. We have also enclosed a copy of our annual report for 2006 which contains detailed information about us and our operating and financial performance.

I hope that you will be able to attend the meeting, but I know that not every stockholder will be able to do so. Whether or not you plan to attend, I encourage you to vote your shares. You may vote by telephone or on the Internet, or complete, sign and return the enclosed proxy card in the postage-prepaid envelope, also enclosed. The prompt execution of your proxy will be greatly appreciated.

Sincerely,

Steven F. Leer
Chairman of the Board and Chief Executive Officer

One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(314) 994-2700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:   Thursday, April 26, 2007

TIME:   10:00 a.m., St. Louis time

PLACE:	Lower Level Auditorium
CityPlace One
One CityPlace Drive
St. Louis, Missouri 63141

Matters to be voted on:

•	Election of four directors

•	Any other matters if properly introduced at the meeting

Stockholders of record at the close of business on March 1, 2007 may vote at the annual meeting and any adjournments. Your vote is important. Whether you plan to attend the annual meeting or not, please cast your vote by phone or on the Internet, or complete, date and sign your proxy card and return it in the envelope provided. If you attend the annual meeting and prefer to vote in person, you may do so even if you have previously voted by proxy. You can find maps with directions to our headquarters on page 45 of the enclosed proxy statement.

By order of the Board of Directors of Arch Coal, Inc.

Robert G. Jones
Vice President — Law, General Counsel and Secretary
St. Louis, Missouri

March 19, 2007

One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(314) 994-2700

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

Our board of directors is soliciting proxies to be voted at the 2007 annual meeting of stockholders. This proxy statement includes information about the issues to be voted upon at the meeting.

On March 19, 2007, we began mailing these proxy materials to all stockholders of record at the close of business on March 1, 2007, the record date. On the record date, there were 142,404,167 shares of our common stock outstanding. As required by Delaware law, we will make a list of stockholders entitled to vote at the annual meeting available at and for ten days prior to the meeting, during normal business hours, at our offices, CityPlace One, One CityPlace Drive, Suite 300, St. Louis, Missouri 63141.

Where and when is the annual meeting?

The annual meeting will take place on April 26, 2007 in the lower level auditorium at our headquarters, located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141. The meeting will begin at 10:00 a.m., St. Louis time. You can find maps with directions to our headquarters on page 45 of this proxy statement.

What am I voting on?

We are aware of the following items to be voted on by stockholders at the annual meeting:

•	Election of four directors: Brian J. Jennings, Steven F. Leer, Robert G. Potter and Theodore D. Sands; and

•	Any other matter if properly introduced at the annual meeting.

How many votes do I have?

You have one vote for each share of our common stock that you owned at the close of business on the record date. These shares include:

•	Shares registered directly in your name with our transfer agent, for which you are considered the “stockholder of record;”

•	Shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name;” and

•	Shares credited to your account in our Employee Thrift Plan or the Mingo Logan Savings Plan.

If I am a stockholder of record, how can I vote my shares?

You can vote by proxy or in person.

How do I vote by proxy?

If you are a stockholder of record, you may vote your proxy by telephone, Internet, or mail. Our telephone and Internet voting procedures are designed to authenticate stockholders by using individual control numbers. Voting by telephone or Internet will help us reduce costs.

•	Voting your proxy by telephone

In the U.S. and Canada, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on the day before the meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

•	Voting your proxy by Internet

You can also choose to vote via the Internet. The web site for Internet voting is on your proxy card. Internet voting is also available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on the day before the meeting. If you vote via the Internet, you do not need to return your proxy card.

•	Voting your proxy by mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

If you vote by proxy using any of these three methods, Steven F. Leer or Robert G. Jones will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director. If you vote by telephone or Internet and choose to vote with the recommendation of our board of directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted “FOR” the election of all four nominees for director.

If any other matter is presented, your proxy will authorize Steven F. Leer or Robert G. Jones to vote in accordance with their best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting other than those discussed in this proxy statement.

If you wish to give a proxy to someone other than Steven F. Leer or Robert G. Jones, you may strike out their names on the proxy card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

May I revoke my proxy?

If you give a proxy, you may revoke it in any one of the following three ways:

•	Submit a valid, later-dated proxy;

•	Notify Robert G. Jones, our secretary, in writing before the annual meeting that you have revoked your proxy; or

•	Vote in person at the annual meeting.

How do I vote in person?

If you are a stockholder of record, you may cast your vote in person at the annual meeting.

If I hold shares in street name, how can I vote my shares?

You can submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this by telephone, over the Internet, or by mail. Please refer to the voting instruction card included with these materials by your bank, broker or other nominee.

How do I vote my shares in the dividend reinvestment plan or the direct stock purchase plan?

If you participate in our dividend reinvestment plan or our direct stock purchase plan, your proxy will also serve as an instruction to vote the whole shares you hold under those plans in the manner indicated on the proxy. If your proxy is not received, the shares you hold in those plans will not be voted.

How do I vote my shares held in the Employee Thrift Plan or the Mingo Logan Savings Plan?

If you are both a registered stockholder and a participant in our Employee Thrift Plan or the Mingo Logan Savings Plan, you will receive a single proxy card that covers shares of our common stock credited to your plan account as well as shares of record registered in exactly the same name. Accordingly, your proxy card also serves as a voting instruction for the trustee of the plan. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate proxy cards for individual and plan holdings. If you own shares through one of these plans and you do not return your proxy by April 16, 2007, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan. The trustee will also vote unallocated shares of our common stock held in the plan in direct proportion to the voting of allocated shares in the plan for which voting instructions have been received unless doing so would be inconsistent with the trustee’s duties.

Is my vote confidential?

Yes. Voting tabulations are confidential except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a stockholder’s written comments appear on a proxy or other voting material.

What vote is required to approve each proposal?

Election of four directors (Proxy Item No. 1)	The nominees who receive the most votes for the available positions will be elected. If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Abstentions are not counted in the election of directors and do not affect the outcome.

In order to have a valid stockholder vote, a stockholder quorum must exist at the annual meeting. A quorum will exist when stockholders holding a majority of the outstanding shares of our common stock are present at the meeting, either in person or by proxy.

Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals and the beneficial owner of those shares has not instructed the broker how to vote on those proposals. Under New York Stock Exchange rules, brokers who hold shares for the accounts of their clients and who have not received instructions from their clients do have discretion to vote in the election of directors. Accordingly, broker non-votes will have no effect on the election of directors.

Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the first quarter of 2007, which we expect to file on or before May 10, 2007. You can obtain a copy of the Form 10-Q by logging on to our website at archcoal.com, by calling the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at sec.gov. Information on our website does not constitute part of this proxy statement.

CORPORATE GOVERNANCE

Overview

We are dedicated to being a market-driven global leader in the coal industry and to creating superior long-term stockholder value. It is our policy to conduct our business with integrity and an unrelenting passion for providing the best value to our customers. All of our corporate governance materials, including the corporate governance guidelines, our code of conduct and board committee charters, are published under “Corporate Governance” in the Investors section of our website at archcoal.com. These materials are also available in print to any stockholder upon request. The board of directors continually reviews these materials, Delaware law, the rules and listing standards of the New York Stock Exchange and SEC regulations, as well as best practices suggested by recognized governance authorities, and modifies the materials as warranted.

Director Independence

It is the board of director’s objective to have an overwhelming majority of directors who are independent. We have adopted in our corporate governance guidelines the criteria established by the New York Stock Exchange for determining whether a director is independent. The board of directors has determined, in its judgment, that ten of the twelve members of the board of directors meet the New York Stock Exchange standards for independence. Other than Steven F. Leer and John W. Eaves, who are executive officers, each member of our board of directors satisfies the independence standards in the corporate governance guidelines. The independent members of the board meet regularly without any members of management present. These sessions are normally held following or in conjunction with regular board meetings. Mr. James R. Boyd, chairman of the Nominating and Corporate Governance Committee and lead director, serves as the presiding director during executive sessions.

All members of our Audit, Nominating and Corporate Governance and Personnel and Compensation committees must be independent directors as defined by our corporate governance guidelines. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission independence requirement, which provides that they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation.

Code of Conduct

All of our employees, including our chief executive officer, our chief financial officer and each of the other executive officers named in this proxy statement, and directors must act ethically at all times and in accordance with the policies comprising our code of conduct, which is published under “Corporate Governance” in the Investors section of our website at archcoal.com and available in print to any stockholder upon request. We intend to post amendments to or waivers from (to the extent applicable to one of our directors or executive officers) the code on our website.

Conflicts of Interest

Our code of conduct reflects our policy that all of our employees, including the executive officers named in this proxy statement, and directors must avoid any activity that creates, or may create, a conflict of interest, that might interfere with the proper performance of their duties or that might be hostile, adverse or competitive with our business. In addition, each of our directors and executive officers is encouraged to notify our board of directors when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate our code of conduct or corporate governance guidelines. Our board of directors will then determine, after consultation with counsel, whether a conflict of interest exists. Directors who have a material personal interest in a particular issue may not vote on any matters with respect to that issue.

Communicating with the Board of Directors

Our board of directors has established procedures to enable anyone who has a concern about our conduct, or any employee who has a concern about our accounting, internal accounting controls or auditing matters, to communicate that concern directly to the board of directors, to the non-employee directors or to the Audit Committee. Such communications may be confidential or anonymous, and may be reported by phone to our confidential hotline at 1-866-519-1881 or by writing to the individual directors or group in care of Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141, Attention: Vice President — Law, General Counsel and Secretary. All such communications are promptly communicated to our Director of Internal Audit and the chairman of the Audit Committee. It is our policy not to take any disciplinary or other retaliatory action against any employee for raising or helping to resolve an integrity concern.

ELECTION OF DIRECTORS
(PROXY ITEM NO. 1)

Structure of the Board of Directors

Our certificate of incorporation and bylaws provide for a board of directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year’s annual meeting. The size of the board of directors can be changed by a two-thirds vote of its members and is currently set at twelve members. Vacancies on the board of directors may be filled by a majority of the remaining directors. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the board of directors, serves for the remainder of the full term of the class of directors in which the vacancy or newly created directorship occurred. As a matter of policy, the board of directors will submit the nomination of a director elected to fill a vacancy to the vote of our stockholders at the next annual meeting.

In February 2006, as part of its succession planning process and upon the recommendation of the Nominating and Corporate Governance Committee, our board of directors increased the size of our board of directors to eleven and elected John W. Eaves, our President and Chief Operating Officer, to fill the vacancy created by the increase.

In July 2006, our board of directors increased the size of our board of directors to twelve and added Brian J. Jennings to fill the vacancy created by the increase. In searching for a new director, the Nominating and Corporate Governance Committee retained an executive search firm to identify potential candidates meeting certain qualifications established by the committee. The executive search firm then prepared a list of potential candidates and reviewed that list with the Nominating and Corporate Governance Committee. After interviewing several candidates, including Mr. Jennings, the Nominating and Corporate Governance Committee recommended to the full board of directors that Mr. Jennings be invited to join. Mr. Boyd, the chairman of the Nominating and Corporate Governance Committee, then contacted Mr. Jennings to extend an invitation to join the board of directors.

Our board of directors has nominated four individuals for election as directors for a three-year term that will expire in 2010: Brian J. Jennings, Steven F. Leer, Robert G. Potter and Theodore D. Sands. All nominees are currently serving as directors. The board of directors is not aware that any nominee named in this proxy statement will be unwilling or unable to serve as a director. All nominees have consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the board of directors names one. As an alternative, the board of directors may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees identified below.

The following is a list of our directors, their ages as of February 26, 2007, their occupation during the last five years and certain other biographical information:

Nominees for a Three-Year Term That Will Expire in 2010

Brian J. Jennings, 46, has been a director of Arch Coal since July 2006. From March 2004 to December 2006, Mr. Jennings served as Senior Vice President — Corporate Finance and Development and Chief Financial Officer of Devon Energy Corporation. Mr. Jennings served as Senior Vice President — Corporate Finance and Development from 2001 to March 2004. Mr. Jennings joined Devon in March 2000 as Vice President — Corporate Finance.

Steven F. Leer, 54, has been Chief Executive Officer and a director of Arch Coal since 1992. From 1992 to April 2006, Mr. Leer also served as our president. In April 2006, Mr. Leer became chairman of the board of directors. Mr. Leer also serves on the boards of the Norfolk Southern Corporation, USG Corp., the Western Business Roundtable and the University of the Pacific and is chairman of the Coal Industry Advisory Board. Mr. Leer is past chairman and continues to serve on the boards of the Center for Energy and Economic Development, the National Coal Council and the National Mining Association.

Robert G. Potter, 67, has been a director of Arch Coal since April 2001. Mr. Potter was Chairman and Chief Executive Officer of Solutia Inc., a producer and marketer of a variety of high performance chemical-based materials, from 1997 to his retirement in 1999. Mr. Potter served for 32 years with Monsanto Company prior to its spin-off of Solutia in 1997, most recently as the Chief Executive of its chemical businesses. Mr. Potter is a private investor and director of Stepan Company.

Theodore D. Sands, 61, has been a director of Arch Coal since 1999 and, since February 1999, has served as President of HAAS Capital, LLC, a private consulting and investment company. Mr. Sands is also a director of Protein Sciences Corporation and Terra Nitrogen Corporation. Mr. Sands served as Managing Director, Investment Banking for the Global Metals/Mining Group of Merrill Lynch & Co. from 1982 until February 1999.

Your board of directors recommends a vote “For” these nominees.

Directors Whose Terms Will Expire in 2008

James R. Boyd, 60, has been a director of Arch Coal since 1990. Mr. Boyd served as chairman of the board of directors from 1998 to April 2006, when he was appointed our lead director. Mr. Boyd served as Senior Vice President and Group Operating Officer of Ashland Inc., a multi-industry company with operations in chemicals, motor oil, car care products and highway construction, from 1989 until his retirement in January 2002. Mr. Boyd is also a director of Farmers Bancorp of Lynchburg, Tennessee and Halliburton Inc.

John W. Eaves, 49, has been a director of Arch Coal since February 2006. Mr. Eaves has been President and Chief Operating Officer since April 2006. From December 2002 to April 2006, Mr. Eaves served as our Executive Vice President and Chief Operating Officer. From February 2000 to December

2002, Mr. Eaves served as our Senior Vice President — Marketing and from September 1995 to December 2002 as President of our Arch Coal Sales Company, Inc. subsidiary. Mr. Eaves also served as our Vice President — Marketing from July 1997 through February 2000. Mr. Eaves serves on the board of directors of ADA-ES, Inc.

Douglas H. Hunt, 54, has been a director of Arch Coal since 1995 and, since May 1995, has served as Director of Acquisitions of Petro-Hunt, LLC, a private oil and gas exploration and production company.

A. Michael Perry, 70, has been a director of Arch Coal since 1998. He served as Chairman of Bank One, West Virginia, N.A. from 1993 and as its Chief Executive Officer from 1983 to his retirement in June 2001. Mr. Perry is also a director of Champion Industries, Inc. and Portec Rail Products, Inc.

Directors Whose Terms Will Expire in 2009

Frank M. Burke, 67, has been a director of Arch Coal since September 2000. He has served as Chairman, Chief Executive Officer and Managing General Partner of Burke, Mayborn Company, Ltd., a private investment and consulting company since 1984. Mr. Burke is also a director of Crosstex Energy GP, LLC (general partner of Crosstex Energy, L.P.), Crosstex Energy, Inc. and Corrigan Investments, Inc., and is a member of the National Petroleum Council.

Patricia F. Godley, 58, has been a director of Arch Coal since 2004. Since 1998, Ms. Godley has been a partner with the law firm of Van Ness Feldman in Washington, D.C., practicing in the areas of economic and environmental regulation of electric utilities and natural gas companies. From 1994 until 1998, Ms. Godley served as the Assistant Secretary for Fossil Energy at the U.S. Department of Energy. Ms. Godley is also a director of the United States Energy Association.

Thomas A. Lockhart, 71, has been a director of Arch Coal since February 2003 and a member of the Wyoming State House of Representatives since 2000. Mr. Lockhart worked for PacifiCorp, an electric utility, for over 30 years and retired in 1998 as a Vice President. Mr. Lockhart is also a director of First Interstate Bank of Casper, Wyoming and Blue Cross Blue Shield of Wyoming.

Wesley M. Taylor, 64, has been a director of Arch Coal since July 2005. Mr. Taylor was President of TXU Generation, a company engaged in electricity infrastructure ownership and management. Mr. Taylor served for 38 years at TXU prior to his retirement in 2004. Mr. Taylor is also a director of FirstEnergy Corporation.

Board Meetings and Committees

The board of directors has the following four committees: Nominating and Corporate Governance, Finance, Personnel and Compensation and Audit. The table below contains information concerning the membership of each of the committees and the number of times the board and each committee met during 2006. Each director attended at least 75% of the total number of meetings of the board and of the committees on which he or she serves. In addition, all directors are expected to attend the annual meeting of stockholders, and, except for Mr. Jennings who was elected after last year’s annual meeting, all of them attended last year’s annual meeting.

		Nominating and		Personnel and
	Board	Corporate Governance	Finance	Compensation	Audit

Mr. Boyd	•	■	•		•
Mr. Burke	•			•	■
Mr. Eaves	•
Ms. Godley	•		•		•
Mr. Hunt	•		•	•
Mr. Jennings	•		•		•
Mr. Leer	■		•
Mr. Lockhart	•		•	•	•
Mr. Perry	•	•			•
Mr. Potter	•	•		■
Mr. Sands	•		■	•
Mr. Taylor	•		•	•
Number of 2006 meetings	7	8	6	5	9

■	Chair • Member

Audit Committee

The Audit Committee is responsible for the following items:

•	monitoring the integrity of our consolidated financial statements, internal accounting, financial controls, disclosure controls and financial reporting processes;

•	confirming the qualifications and independence of our independent registered public accounting firm;

•	evaluating the performance of our internal audit function and our independent registered public accounting firm; and

•	reviewing our compliance with legal and regulatory requirements.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The board of directors has determined, in its judgment, that the Audit Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934 and operates under a written charter adopted by the board of directors, a copy of which is published under “Corporate Governance” in the Investors section of our website at archcoal.com and is available in print to any stockholder upon request.

The board of directors has also determined, in its judgment, that Mr. Burke and Mr. Jennings are “audit committee financial experts” and that each member of the Audit Committee is “financially literate.” Our corporate governance guidelines do not currently restrict the number of audit committees of public companies on which members of our Audit Committee may serve. The board of directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found beginning on page 12 of this proxy statement.

Finance Committee

The Finance Committee reviews and approves fiscal policies relating to our financial structure, including our debt, cash and risk management policies. The Finance Committee also reviews and recommends to the board appropriate action with respect to significant financial matters, including dividends on our capital stock, major capital expenditures and acquisitions, and funding policies of our employee benefit plans.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the following items:

•	identifying individuals qualified to become directors and recommending candidates for membership on the board of directors and its committees;

•	developing and recommending the corporate governance guidelines to the board of directors;

•	reviewing and recommending compensation of non-employee directors; and

•	reviewing the effectiveness of board governance.

The Nominating and Corporate Governance Committee regularly reviews the appropriate size and composition of the board of directors and anticipates future vacancies and needs of the board. In the event the Nominating and Corporate Governance Committee recommends an increase in the size of the board of directors or a vacancy occurs, the committee may consider nominees submitted by several sources, including current directors, management, director search firms and stockholders. A candidate for director should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. In evaluating the suitability of individual nominees, the Nominating and Corporate Governance Committee will also take into account, among other things, the person’s strength of character, practical wisdom, mature judgment and ability to respect and maintain adherence to the corporate governance guidelines. In the past, the Nominating and Corporate Governance Committee has, from time to time, retained an executive search firm to identify potential candidates to fill vacancies on the board of directors or as part of the board of director’s succession planning. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. Stockholder recommendations should be submitted in writing to Robert G. Jones, our secretary and should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications for membership on the board of directors and any other information required under our bylaws. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Nominating and Corporate Governance Committee through other means.

The Nominating and Corporate Governance Committee periodically reviews the compensation structure and amounts for our non-employee directors. Our human resources department supports the Nominating and Corporate Governance Committee by researching the structures and amounts of compensation programs sponsored by other similarly-sized public companies and compiling the results of that research for the committee. From time to time, the Nominating and Corporate Governance Committee may engage an independent compensation consultant to provide survey or proxy data on the structure and amount of director compensation for other companies.

The board of directors has determined, in its judgment, that the Nominating and Corporate Governance Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards and operates under a written charter adopted by the board of directors, a copy of which is published under “Corporate Governance” in the Investors section of our website at archcoal.com and is available in print to any stockholder upon request.

Personnel and Compensation Committee

The Personnel and Compensation Committee is responsible for the following items:

•	reviewing and recommending to the board of directors our compensation programs;

•	reviewing and recommending to the board of directors the participation of executives and other key management employees in the various compensation plans; and

•	monitoring our succession planning and management development practices.

Each year, the Personnel and Compensation Committee reviews the history of and proposals for total compensation of each of our executive officers, including the portions of total compensation comprised of cash and equity-based components. Our Chairman and Chief Executive Officer and Vice President — Human Resources assist the Personnel and Compensation Committee by recommending base salaries and targeted payout amounts under our annual cash incentive program and certain of our long-term incentive plans for each of the other executive officers based on the executive officer’s level of responsibility and ability to impact our future financial and operating performance. Neither our Chairman and Chief Executive Officer nor our Vice President — Human Resources recommends his or her own base salary or targeted payout amounts under our annual cash incentive program or our long-term incentive plans. The Personnel and Compensation Committee also uses survey and proxy data for our peer group provided by Watson Wyatt, an independent compensation consultant retained by the committee for those purposes. The compensation consultant is engaged by, and reports directly to, the Personnel and Compensation Committee.

The board has determined, in its judgment, that the Personnel and Compensation Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards and operates under a written charter adopted by the entire board, a copy of which is published under “Corporate Governance” in the Investors section of our website at archcoal.com and is available in print to any stockholder upon request. The report of the Personnel and Compensation Committee can be found on page 13 of this proxy statement.

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the board of directors. Management is primarily responsible for the financial statements and reporting process, including the systems of internal controls, while the independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed our audited consolidated financial statements and has met with and held discussions with management, our internal auditors and with Ernst & Young, LLP, our independent registered public accounting firm, to discuss those financial statements and related matters. The Audit Committee reviewed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met, at least quarterly, with the auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee also reviewed with the independent auditors their judgment as to the quality and the appropriateness of our accounting principles and financial controls and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures required by the Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence, including those matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. The Audit Committee considered whether the performance by Ernst & Young LLP of non-audit services was compatible with their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, including the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee has retained Ernst & Young LLP as our independent registered public accounting firm for 2007.

While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

AUDIT COMMITTEE
Frank M. Burke, Chairman
James R. Boyd
Patricia F. Godley
Brian J. Jennings
Thomas A. Lockhart
A. Michael Perry

Personnel and Compensation Committee Report

The Personnel and Compensation Committee is comprised entirely of independent directors and has the responsibility for reviewing and recommending changes in our executive compensation policies and programs to the board of directors. The committee also reviews and makes recommendations for all compensation payments to our chief executive officer and other executive officers, which are approved by the board of directors as a whole.

The Personnel and Compensation Committee has reviewed and met with management to discuss the disclosures contained in the section entitled “Compensation Discussion and Analysis” beginning on page 19 of this proxy statement. Based on that review and discussions with management, the Personnel and Compensation Committee recommended to the board of directors, and the board of directors approved, including the disclosures contained in the section entitled “Compensation Discussion and Analysis” in this proxy statement and, by incorporating that section by reference, in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

PERSONNEL AND COMPENSATION COMMITTEE
Robert G. Potter, Chairman
Frank M. Burke
Douglas H. Hunt
Thomas A. Lockhart
Theodore D. Sands
Wesley M. Taylor

Compensation Committee Interlocks and Insider Participation

None of the directors who served on the Personnel and Compensation Committee during 2006 has been an officer or employee of ours. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or compensation committee.

Director Compensation for the Year Ended December 31, 2006

The following table sets forth compensation paid to each non-employee director during 2006. Messrs. Leer and Eaves do not receive separate retainers or attendance fees for their services as directors.

			All Other
	Fees Earned or Paid		Compensation ($)	Total
Name	in Cash(1)		(2)	($)

James R. Boyd	$171,250		$9,167	$180,417
Frank M. Burke	131,250		6,441	137,691
Patricia F. Godley	102,500		919	103,419
Brian J. Jennings	78,750	(3)	—	78,750
Douglas H. Hunt	97,500		6,816	104,316
Thomas A. Lockhart	102,500		900	103,400
A. Michael Perry	106,250		4,835	111,085
Robert G. Potter	105,000		441	105,441
Theodore D. Sands	102,500		4,485	106,985
Wesley M. Taylor	97,500		2,382	99,882

(1)	Amounts shown include amounts that the directors elected to defer, on a discretionary basis, pursuant to our deferred compensation plan for non-employee directors described below.

(2)	Amounts shown represent contributions under our director matching gift program and reimbursement of spousal travel expenses incurred in connection with their attendance at an out-of-town board meeting. We determined the aggregate incremental cost of spousal travel expenses by reference to our actual out-of-pocket costs for such benefits or a prorated portion of our actual out-of-pocket costs in the event such costs were not separately identifiable.

(3)	Amount includes a new director fee of $30,000.

Director Compensation.  Our director compensation program is designed to compensate our non-employee directors, through a simple and understandable structure, for the amount of work required for a company of our size and scope and to align the interests of our non-employee directors with the long-term interests of our stockholders. The key elements of our director compensation program include the following:

•	an annual retainer of $75,000, paid quarterly;

•	a board and committee attendance fee of $1,250 for each meeting attended;

•	an additional annual retainer for our lead director of $15,000;

•	an additional annual retainer for the chairperson of each committee of $5,000, except that the chairman of our Audit Committee is paid an additional annual retainer of $30,000 and, until

April 2007 when Mr. Leer was elected chairman, the chairman of the board of directors was paid an additional annual retainer of $100,000; and

•	a new director fee of $30,000.

Deferred Compensation Plan.  Our board of directors has adopted a deferred compensation plan for non-employee directors. Under the plan, non-employee directors may choose to defer receipt of any or all of the compensation paid to them in a cash account that mirrors the gains and/or losses of a number of different investment funds, one of which is a hypothetical investment in shares of our common stock. Under the plan, we credit each non-employee director’s account with the number of units equal to the number of shares or units that the non-employee director could purchase or receive with the amount of compensation deferred under the plan on the date we credit the non-employee director’s account, based upon the fair market value of the underlying investment on that date. When a director terminates his or her service as a director, we will pay the amount of compensation deferred under the plan to the director (or to his or her designated beneficiary in the event of death) in annual installments or in a lump sum, at the director’s election. The amount we pay will be based on the number of units credited to each director’s account, valued on the basis of the fair market value of an equivalent number of shares or units of the underlying investment on the date payment occurs. We may also pay a director the amount of compensation deferred under the plan prior to the termination of a director’s service as a director if the board determines that the director has a demonstrated financial hardship.

Other Compensation Arrangements.  In addition to the annual retainers and meeting attendance fees described above, we sponsor a director matching gift program. Under our matching gift program, we donate $2.00 for each dollar contributed by a director to accredited institutions of higher education up to a maximum of $6,000 each year. We have included the matching gifts paid on behalf of each of our non-employee directors for 2006 in the table above. We have included the matching gifts paid on behalf of Mr. Leer in the table on page 27 of this proxy statement. During 2006, we did not pay any matching gifts on behalf of Mr. Eaves. We reimburse each director for their travel expenses incurred in connection with attendance at board and committee meetings and other matters related to service on our board and for the costs of attending continuing education seminars. We also pay the premiums for directors’ liability insurance and travel accident insurance for each director. These amounts are not included in the table above since they are deemed to be business-related payments and not perquisites. We do not maintain a directors’ retirement plan, and non-employee directors do not participate in our health, welfare or benefit plans.

Stock Ownership Guidelines.  In order to more closely align the interests of our non-employee directors with the long-term interests of our stockholders, our board of directors has adopted stock ownership guidelines for non-employee directors that establish a goal for each of our non-employee directors to own a number of shares of our common stock equal in value to five times the annual retainer for non-employee directors. Each non-employee director is expected to satisfy this goal by April 27, 2011 or, if elected after April 27, 2006, within five years of becoming a director. As of December 31, 2006, each of the non-employee directors who has been on our board of directors for at least five years satisfied the stock ownership goal adopted by the board of directors.

OWNERSHIP OF ARCH COAL COMMON STOCK

Ownership by Directors and Executive Officers

The following table sets forth, as of February 26, 2007, information concerning the beneficial ownership of our common stock by each director, each of the executive officers named in this proxy statement and all current directors and executive officers as a group. Under rules of the Securities and Exchange Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Each person reflected in the table below has both sole voting and investment power with respect to the shares included in the table, except as described in the footnotes below.

	Number
	of
	Actual		Amount
	Shares	Options	and		Other
	Owned	Exercisable	Nature		Stock-	Total Stock-
	Directly or	Within	of Beneficial	Percent	Based	Based
Name of Beneficial Owner	Indirectly (1)	60 Days (2)	Ownership	of Class	Items (3)	Ownership

James R. Boyd, Director (4)	67,372	—	67,372	*	66,336	133,708
Frank M. Burke, Director (4)	100,000	—	100,000	*	35,041	135,041
John W. Eaves, President, Chief Operating Officer and Director	100,540	235,000	335,540	*	211,864	547,404
Patricia F. Godley, Director	—	—	—	*	11,818	11,818
Douglas H. Hunt, Director (4)	281,354	—	281,354	*	39,811	321,165
Brian J. Jennings, Director	—	—	—	*	1,585	1,585
Steven F. Leer, Chairman and Chief Executive Officer (4)	293,161	771,200	1,064,361	*	188,200	1,252,561
Thomas A. Lockhart, Director	200	—	200	*	10,478	10,678
A. Michael Perry, Director	12,558	—	12,558	*	21,423	33,981
Robert G. Potter, Director(4)	21,000	—	21,000	*	35,879	56,879
Theodore D. Sands, Director	50,000	—	50,000	*	52,932	102,932
Wesley M. Taylor, Director	15,103	—	10,086	*	5,329	20,432
C. Henry Besten, Jr., Senior Vice President — Strategic Development	24,774	28,100	52,874	*	29,181	82,055
Robert G. Jones, Vice President — Law, General Counsel and Secretary	31,635	156,900	188,535	*	25,398	213,913
Robert J. Messey, Senior Vice President and Chief Financial Officer	84,496	34,248	118,744	*	80,498	199,242
All of our directors and executive officers as a group (20 persons)	1,175,063	1,325,578	2,500,641	1.8%	961,503	3,462,144

*	Less than one percent of the outstanding shares.

(1)	Includes, for executive officers, shares of restricted stock, including shares that the executive officers have elected to defer under our deferred compensation plan for executive officers, and indirect interests in shares of our common stock held under our defined contribution plan.

(2)	Represents shares of our common stock that could be acquired by exercising stock options through April 30, 2007.

(3)	Includes, for directors, indirect interests in shares of our common stock held under our deferred compensation plan for non-employee directors. Includes, for executive officers, unvested restricted stock units and performance-contingent phantom stock awarded to executive officers under our equity-based compensation plans and indirect interests in shares of our common stock held under our deferred compensation plan for executive officers. We have included performance-contingent phantom stock awards at their maximum payout amounts. While restricted stock units, performance-contingent phantom stock and indirect interests in shares of our common stock under our deferred compensation plans may not be voted or transferred, we have included them in the table as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.

(4)	Includes, for Mr. Boyd, 2,090 shares and, for Mr. Leer, 2,020 shares held jointly with such person’s spouse and for which such person shares voting and investment power. Includes, for Mr. Burke, 40,000 shares held by Burke, Mayborn Co., Ltd. for which Mr. Burke has voting and investment power and 60,000 shares held in Mr. Burke’s SEP-IRA account for which Mr. Burke has sole voting and investment power. Includes, for Mr. Hunt, 259,354 shares held by the Lyda Hunt-Herbert Trusts — Douglas Herbert Hunt under which Mr. Hunt is a beneficiary but for which Mr. Hunt has no voting or investment power. Includes, for Mr. Potter, 20,000 shares held by the Robert G. Potter Trust dated 11/05/92, Robert G. Potter, as trustee, for which Mr. Potter has voting and investment power and 1,000 shares held by Mr. Potter’s spouse.

Ownership by Others

The following table shows all persons or entities that we know were “beneficial owners” of more than five percent of our common stock on February 26, 2007.

	Amount and
	Nature of
	Beneficial		Percent
Name and Address of Beneficial Owner	Ownership		of Class

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	16,795,026	(1)	11.8%
Neuberger Berman Management Inc. Neuberger Berman, LLC 605 Third Avenue New York, New York 10158	15,223,386	(2)	10.7%
Capital Group International, Inc. 11100 Santa Monica Boulevard Los Angeles, California 90025	8,286,640	(3)	5.8%
Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	7,800,000	(4)	5.5%

(1)	Based on its filings with the Securities and Exchange Commission, Fidelity Management & Research Company, a subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 15,979,548 shares of our common stock as a result of acting as investment advisor to various investment companies registered under the Investment Company Act of 1940. The ownership of one investment company, Magellan Fund, amounted to 9,652,548 shares of our common stock. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management & Research Company, each has sole power to dispose of 15,979,548 shares of common stock. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ board of trustees.

Fidelity International Limited and various foreign-based subsidiaries of FMR Corp. provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. Fidelity International Limited is the beneficial owner of 815,400 shares of our common stock. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, or trusts for their benefit, own shares of voting stock of Fidelity International Limited with the right to cast approximately 47% of the total votes which may be cast by all such holders.

(2)	Based on its filings with the Securities and Exchange Commission, Neuberger Berman Management Inc. and Neuberger Berman, LLC may be deemed the beneficial owners of 15,223,386 shares of our common stock since they both have shared power to make decisions whether to retain or dispose of and vote the shares. Neuberger Berman Management Inc. and Neuberger Berman, LLC each has the sole power to vote 10,498,968 shares of common stock and shares the power to vote 4,020,936 shares of common stock and to dispose of 15,223,386 shares of common stock.

(3)	Based on its filings with the Securities and Exchange Commission, Capital Group International, Inc. is the holding company of a group of investment management companies that provide investment advisory and management services for their respective clients. These investment management companies may be deemed to beneficially own the shares of common stock held of record by their clients. Capital Group International, Inc. has the sole power to vote 6,578,340 shares of common stock and the sole power to dispose of 8,286,640 shares of common stock.

(4)	Based on its filings with the Securities and Exchange Commission, Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 7,800,000 shares of our common stock as a result of acting as investment advisor to various investment companies registered under the Investment Company Act of 1940. Capital Research and Management Company has the sole power to vote 3,000,000 shares of common stock and the sole power to dispose of 7,800,000 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons beneficially holding more than ten percent of our common stock to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. The Securities and Exchange Commission has established specific due dates for these reports, and we are required to report in this proxy statement any failure to file by these dates. Based solely on a review of the copies of the reports furnished to us and written representations that no other such statements were required, we believe that all such reports of our directors and executive officers were filed on a timely basis, except that a Form 4 reporting one transaction was filed on behalf of Mr. Potter after the due date of the report and a Form 3 was filed on behalf of Mr. Jennings after the due date of the report.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Our Compensation Philosophy

Our Personnel and Compensation Committee believes that an effective compensation program should encompass the following fundamental objectives:

Compensation should be competitive — We focus on attracting and retaining our executive officers by providing them with compensation that is competitive with other similarly-sized public companies. Our Personnel and Compensation Committee regularly reviews each element of compensation and compares those elements to similar elements collected from proxy disclosures and survey results for our peer group and for the S&P Midcap 400 Index provided by the independent compensation consultant retained by the committee. For 2006, our peer group consisted of several similarly-sized public companies, including several coal companies. The Personnel and Compensation Committee periodically reviews and updates the peer group used for these purposes to ensure that the companies included are the most representative for our business.

Compensation should be performance-based — We reinforce our strategic objective of being a leader in stockholder return, safety performance and environmental stewardship by tying executive compensation to the achievement of our financial and operating performance targets. We motivate our key employees, including the executive officers named in this proxy statement, by providing them with opportunities to receive payouts under short- and long-term incentive awards upon the achievement of these objectives. In general, performance below our targets results in lower total compensation, and performance above our targets results in greater total compensation.

Compensation should be stockholder-focused — We align the interests of our executive officers with those of our stockholders by requiring that a portion of total compensation paid to our executive officers consist of equity or otherwise be tied to long-term stock price appreciation. In addition, our board of directors has adopted stock ownership guidelines for our executive officers that require our executive officers to own specified amounts of our common stock determined as a multiple of base salary. The Personnel and Compensation Committee believes that these programs align the interests of our executive officers with the long-term interests of our stockholders and provide an appropriate balance against the cash components of our compensation program.

Elements of Our Compensation Program

We use a variety of compensation elements to achieve our overall compensation objectives. These elements include the following:

•	base salary;

•	short- and long-term incentive opportunities;

•	restricted stock, restricted stock units and stock option awards; and

•	certain limited perquisites.

Each of our executive officers, including the executive officers named in this proxy statement, is eligible to participate in the same health and welfare plans as our other eligible employees. These plans include medical and dental insurance, life, travel and accidental death and dismemberment insurance, short- and long-term disability coverage and participation in our qualified defined benefit pension plan, our supplemental retirement plan and our qualified defined contribution plan. In addition, each of our executive officers receives an employment agreement and is eligible to participate in our deferred compensation plan.

In general, a large percentage of total compensation depends on our performance in accordance with the compensation philosophy described above. There is no pre-established policy or target for the allocation between either cash and non-cash or short- and long-term incentive compensation. Instead, the Personnel and Compensation Committee considers data collected from proxy disclosures and survey results for our peer group provided by a compensation consultant to determine the appropriate level and mix of incentive compensation. The Personnel and Compensation Committee intends for the level and mix of compensation to provide a meaningful method by which to promote successful short- and long-term decision-making.

We generally seek to maximize the tax deductibility of all elements of compensation. When reviewing executive compensation and our compensation programs, our Personnel and Compensation Committee considers the anticipated tax treatment to our company and to our employees. The Personnel and Compensation Committee retains the ability to evaluate the performance of our employees and to recommend that the board of directors approve compensation, even if a portion of it may not be deductible. The Personnel and Compensation Committee retains discretion to recommend to the board of directors certain payouts that are above or below the performance levels for the relevant performance period. For purposes of determining the amount of a payout to recommend to the board of directors, the Personnel and Compensation Committee may also consider infrequent or non-recurring items that are not reflective of ongoing operations or the effects of major corporate transactions or other items that the committee determines, in its judgment, significantly distort the comparability of our performance levels against the performance targets selected at the beginning of the performance period.

We have included a description of each key element of our compensation program below:

Base salary — We provide each of our executive officers with an annual base salary. With the recommendation of the Personnel and Compensation Committee, the board of directors sets base salaries for our executive officers at levels designed to attract and retain experienced management talent. The Personnel and Compensation Committee reviews base salaries for our executive officers annually. Base salaries for our executive officers depend on the scope of their responsibilities, competitive market compensation paid by other companies for similar positions and salaries paid to the executives’ peers within the company.

The Personnel and Compensation Committee believes that a greater percentage of total compensation for those employees with the ability to influence the achievement of our objectives should be variable and, therefore, subject to greater risk. In general, as the position and amount of responsibility for a key employee increase, a greater percentage of that employee’s total compensation will be variable. As a result, the executive officers with the highest level and amount of responsibility generally have the lowest percentage of their total compensation fixed as base salary and the highest percentage of their total compensation dependent upon short- or long-term incentive awards. The salaries of the executive officers named in this proxy statement for 2006 are shown in the table on page 27 of this proxy statement.

Annual cash incentive awards — Through an annual cash incentive program, we provide approximately 245 key employees, including the executive officers named in this proxy statement, an opportunity to earn additional cash compensation. Early each year, the Personnel and Compensation Committee considers whether an annual cash incentive program should be established for that year and, if so, recommends to the board of directors the group of employees eligible to participate in the plan for that year. The annual cash incentive program includes various incentive levels based on the participant’s accountability and impact on our financial and operating performance, with target opportunities established as a percentage of base salary. For 2006, the target opportunities available to the executive officers named in this proxy statement as a percentage of their base salaries ranged from 50% to 83%.

For 2006, payouts under the annual cash incentive program depended upon our earnings before interest, taxes, depreciation and amortization (EBITDA), our safety and environmental performance and, for some employees, our earnings per share or operating costs per ton. In general, we must achieve an acceptable level of EBITDA performance before any other portions of the annual cash incentive awards will be paid. Some or all of these performance measures may be used for our regional or other operational employees, and the performance measures may differ for various groups or classifications of employees. By identifying meaningful performance measures and by assigning certain measures greater weight, compensation is more closely aligned with the achievement of those business objectives over which particular employees have the greatest impact.

In order to create an incentive for superior performance above the targets that it sets and to acknowledge certain levels of performance below the targets that it sets, the annual cash incentive program includes minimum, target and maximum levels for each performance measure. Payment of awards under the annual cash incentive plan depends upon the achievement of such objectives. For the executive officers named in this proxy statement for 2006, the threshold performance level equaled 25% of the target, and the maximum performance level equaled 200% of the target. Payouts under the annual cash incentive awards may be prorated for performance levels that fall within these ranges.

The performance targets are based upon our annual financial budgets as reviewed and approved by the board of directors and, in some cases, on our prior performance history. In the past, the board of directors has approved performance targets that the Personnel and Compensation Committee considers challenging based on prevailing market conditions at the time and on our prior performance history. Over the past five years, we have paid amounts to the executive officers named in this proxy statement under the annual cash incentive plan above the target levels in only one year.

In early 2007, upon the recommendation of the Personnel and Compensation Committee, the board of directors approved payouts under the annual cash incentive plan for 2006 at levels that were slightly lower than the target levels based on our performance. Payouts under the annual cash incentive plan for 2006 for the executive officers named in this proxy statement are shown in the table on page 27 of this proxy statement. The threshold, target and maximum annual cash incentives awarded to the executive officers named in this proxy statement in 2006 are shown in the table on page 29 of this proxy statement.

Restricted stock — From time to time, upon the recommendation of the Personnel and Compensation Committee, the board of directors may grant restricted stock to certain of our executive officers. Restricted stock awards generally cliff vest at the end of a specified period or, in some cases, may vest ratably over a specified period of time, subject to the executive’s continued employment. Holders of unvested restricted stock receive dividends in the same amounts and on the same record dates established by our board of directors for payment of common stock dividends.

Restricted stock units — In 2006, upon the recommendation of the Personnel and Compensation Committee, the board of directors granted restricted stock units to each of our executive officers to retain and motivate them, to promote long-term stock price appreciation and to reinforce stock ownership levels. The board of directors has generally used restricted stock units rather than restricted stock because the executive officers may elect to defer receipt of the restricted stock and the associated taxes upon vesting of restricted stock units. Restricted stock unit awards generally vest over a three-year period, with one-third vesting on each anniversary of the grant date, subject to the executive’s continued employment. The number of shares of our common stock held by an executive officer has not been a factor considered by the Personnel and Compensation Committee in recommending subsequent awards of restricted stock units to the board of directors. We pay dividend equivalent amounts in cash to each of the executive officers based on the number of unvested restricted stock units held by the executive officers on the record dates established by our board of directors for payment of common stock dividends. Dividend equivalents are paid on unvested restricted stock units at the same rate as the cash dividends we pay on our outstanding common stock.

The number of restricted stock units and the grant date fair value of restricted stock units awarded to the executive officers named in this proxy statement for 2006 are shown in the table on page 29 of this proxy statement. For 2007, the Personnel and Compensation Committee has determined to replace restricted stock units with stock options, which we discuss in greater detail below.

Performance units — In 2006, upon the recommendation of the Personnel and Compensation Committee, the board of directors awarded performance units to approximately 50 key employees, including the executive officers named in this proxy statement, to motivate them to focus on our performance over a longer period than our annual cash incentive award program. Performance units provide an opportunity for the executive officers named in this proxy statement to earn additional compensation ranging from 25% to 35% of their targeted total compensation depending upon the successful achievement of performance objectives over a three-year performance period. Each performance unit represents the right to receive $1.00 per unit, which may be paid in cash, stock or a combination of cash and stock.

For the 2006-2008 performance period, payouts under the performance units will depend upon the relationship of the compound annual growth rate of our EBITDA to that of a peer group and the percentage improvement in our safety and environmental performance, with a greater weight given to the achievement of the EBITDA objective. In order to create an incentive for superior performance above the targets that it sets and to acknowledge certain levels of performance below the targets that it sets, the performance units include threshold, target and maximum levels for each performance measure. For the executive officers named in this proxy statement for the performance units awarded in 2006, the threshold performance level for the achievement of EBITDA growth equals 25% of the target, and the maximum performance level equals 200% of the target. The threshold performance level for the achievement of the safety and environmental objectives equals 100% of the target, and the maximum performance level equals 200% of the target. Payouts within these ranges depend upon our performance relative to the targets.

The performance targets are based upon our long-term financial budgets as reviewed and approved by the board of directors and on our prior performance history. Because payouts under the performance units will depend upon our performance relative to a peer group, the Personnel and Compensation Committee considers the objectives used for performance units to be challenging since higher payouts require us to outperform our peer group over an extended period of time.

In early 2007, upon the recommendation of the Personnel and Compensation Committee, the board of directors approved a cash payout of the performance units awarded in 2004 above the target level. While the EBITDA growth objective fell slightly short of target, the board of directors considered our performance in several areas, including safety, environmental and financial performance and concluded that significant long-term financial and operating objectives had been accomplished. Payouts for performance units awarded to the executive officers named in this proxy statement in 2004 are shown in the table on page 27 of this proxy statement. The threshold, target and maximum payouts in future periods for performance units awarded to the executive officers named in this proxy statement in 2006 are shown in the table on page 29 of this proxy statement. For 2007, the Personnel and Compensation Committee has determined to replace performance unit awards with stock options, which we discuss in greater detail below.

Stock options — Prior to 2003, we used stock options as an element of compensation intended to align the interests of our key employees with the long-term interests of our stockholders by providing additional compensation for stock price appreciation. In 2002, upon the recommendation of the Personnel and Compensation Committee, the board of directors awarded stock options to certain employees, including the executive officers named in this proxy statement, that were intended to apply to 2002 and to 2003. From 2003 to 2006, we did not grant stock options to our executive officers.

In 2007, upon the recommendation of the Personnel and Compensation Committee, the board of directors determined to replace the value of restricted stock units and performance units with stock options. The Personnel and Compensation Committee believes that long-term stock price appreciation is reflective of our achievement of the long-term performance objectives established by our board of directors. Our policy is to issue stock options on the dates on which the awards are approved and to set the exercise prices of these stock option awards equal to the closing market price of our common stock on the dates on which the awards are approved.

Performance-contingent phantom stock — From time to time, upon the recommendation of the Personnel and Compensation Committee, our board of directors has awarded our executive officers with performance-contingent phantom stock in order to provide the executive officers with an opportunity to receive additional compensation ranging from 15% to 40% of their targeted total compensation for exceptional long-term financial performance. Target payouts under the performance-contingent phantom stock awards are based on the extent to which each executive officer has the ability to impact our long-term financial performance. In order to align the interests of our executive officers with the long-term interests of our stockholders, payouts under the performance-contingent phantom stock awards depend upon the attainment of a sustained average closing price of our common stock and the achievement of a minimum EBITDA over the trailing 12-month period. Because payouts under the performance-contingent phantom stock awards depend upon long-term stock price appreciation, the Personnel and Compensation Committee considers the objectives used for these awards to be challenging since higher payouts require stock price appreciation to be attributable, in part, to our achievement of specified levels of EBITDA instead of appreciation in the broader equity market or coal industry generally.

Under the 2005 performance-contingent phantom stock awards, our executive officers can earn one-half of the performance-contingent phantom stock awards if the average closing price of our common stock for a period of 20 consecutive trading days meets or exceeds $35.00, subject to the achievement of the EBITDA component of the award. The other half of the performance-contingent phantom stock awards can be earned if the average closing price of our common stock for a period of 20 consecutive trading days meets or exceeds $40.00, subject to the achievement of the EBITDA component of the award. Payouts under the performance-contingent phantom stock awards depend on the extent to which the compound annual growth rate of our EBITDA for the preceding 12 months, with a starting value equal to a target EBITDA established at the time the award was granted, falls within certain ranges.

We will pay one-half of any payout amount that an executive officer elects not to defer in the form of cash and the other one-half in shares of our common stock. We will pay the amount that an executive officer elects to defer in shares of our common stock. We did not award any performance-contingent phantom stock to our executive officers in 2006.

Perquisites and other benefits — We provide some of our executive officers with other benefits that are not tied to any formal performance objectives. In particular, we pay for the cost of the following items for certain of our executive officers:

•	financial and tax planning services;

•	annual dues associated with social and professional club memberships;

•	annual physical examinations;

•	spousal travel in connection with out-of-town board meetings; and

•	tax gross-up amounts attributable to such benefits.

The perquisites paid to the executive officers named in this proxy statement in 2006 are shown in the table on page 27 of this proxy statement.

Supplemental pension plan benefits — We sponsor a defined benefit pension plan covering all of our eligible employees, including our executive officers. The Internal Revenue Code limits the amount of qualified retirement benefits we may provide for certain employees. As a result, we sponsor a supplemental retirement plan that provides eligible employees, including the executive officers named in this proxy statement, with additional retirement benefits that would otherwise be available under our defined benefit pension plan but for the limitations contained in the Internal Revenue Code. For more information about our defined benefit pension plan and our supplemental retirement plan, including the accumulated benefits attributable to the executive officers named in this proxy statement, you should see “Pension Benefits” beginning on page 33 of this proxy statement.

Deferred compensation plan — We sponsor a tax-qualified defined contribution plan covering all of our eligible employees, including the executive officers named in this proxy statement. Under this plan, eligible employees may contribute up to 50% of their base salaries to the plan, subject to certain limitations contained in the Internal Revenue Code. We contribute one dollar for each dollar contributed by our employees, up to a maximum of 6% of employees’ base salaries. The Internal Revenue Code limits the amount certain of our employees may contribute to our defined contribution plan in any tax year. As a result, we sponsor a deferred compensation plan that allows eligible employees, including the executive officers named in this proxy statement, to defer receipt of a portion of their base salaries and annual cash and long-term incentive awards. The deferred compensation plan provides higher-paid employees with the full company matching contribution to which they would otherwise be entitled under our defined contribution plan but for the limitations contained in the Internal Revenue Code. For more information about our deferred compensation plan, including information about amounts attributable to the executive officers named in this proxy statement, you should see “Non-Qualified Deferred Compensation” beginning on page 34 of this proxy statement.

Employment agreements — In order to induce certain key employees, including the executive officers named in this proxy statement, to remain employed with us and to provide them with some financial security in the event their employment with us is terminated without cause, we provide those employees with employment agreements that provide for cash payments in the event their employment with us is terminated under certain circumstances. The Personnel and Compensation Committee believes that the employment agreements we maintain with our key employees provide a meaningful mechanism by which to retain those individuals who are most capable of affecting our future financial and operating performance. For more information about the employment agreements with the executive officers named in this proxy statement, you should see “Potential Payments Upon Termination of Employment or Change-in-Control” beginning on page 35 of this proxy statement.

Stock ownership guidelines — Our board of directors has adopted stock ownership guidelines for our executive officers that are intended to link the interests of our executive officers with the long-term interests of our stockholders. These guidelines specify a number of shares of our common stock, including unvested restricted stock, unvested restricted stock units, shares held through our defined contribution plan and hypothetical shares of our common stock held through the deferred compensation plan described above, that our executive officers must accumulate by January 1, 2009 or, if elected after January 1, 2004, within five years of becoming an executive officer. The specific share holding requirements are determined based on a multiple of base salary ranging from one to three times, with the higher multiples applicable to the executive officers having the highest levels of responsibility. As of December 31, 2006, each of our executive officers who has been an executive officer for at least five years satisfied the stock ownership goal adopted by the board of directors.

Summary Compensation Table

The following table is a summary of compensation information for our chief executive officer, our chief financial officer and each of the other three most highly compensated executive officers for 2006:

							Change in
							Pension
							Value and
						Non-	Nonqualified
						Equity	Deferred
						Incentive	Compensation
Name and				Stock Awards	Option	Plan Compen-	Earnings	All Other Compen-
Principal Position	Year	Salary ($)(1)	Bonus ($)	($)(2)	Awards ($)(2)	sation ($)(3)	($)(4)	sation ($)(5)	Total ($)

Steven F. Leer, Chairman and Chief Executive Officer	2006	$750,000	—	$2,999,550	$152,011	$1,433,200	$190,858	$89,853	$5,615,472
Robert J. Messey, Senior Vice President and Chief Financial Officer	2006	335,000	—	1,432,161	47,568	582,800	52,982	51,765	2,502,276
C. Henry Besten, Jr., Senior Vice President — Strategic Development	2006	265,000	—	414,187	39,027	589,850	91,685	33,560	1,433,309
John W. Eaves, President, Chief Operating Officer and Director	2006	450,000	—	2,197,614	49,929	811,200	83,273	78,971	3,670,987
Robert G. Jones, Vice President — Law, General Counsel and Secretary	2006	300,000	—	479,244	40,555	680,798	49,364	38,997	1,588,958

(1)	Amounts shown include amounts that the executive officers named in this proxy statement elected to defer, on a discretionary basis, pursuant to our deferred compensation plan. You should see the section entitled “Non-Qualified Deferred Compensation” beginning on page 34 of this proxy statement for more information about our deferred compensation plan.

(2)	Amounts shown represent the compensation cost we recognized in our consolidated financial statements for 2006 as a result of certain stock or stock option awards in 2006 and prior years. We have determined the compensation cost in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payment. The compensation cost is subject to certain estimates and assumptions described in Note 17 to our consolidated financial statements for the year ended December 31, 2006 and under the heading “Stock-Based Compensation” in the section entitled “Critical Accounting Policies” included in our Annual Report on Form 10-K for the year ended December 31, 2006. Amounts shown do not necessarily represent the actual amount of compensation received by the executive officers in 2006.

(3)	Amounts shown include payouts under our annual cash incentive awards for 2006 of $523,200 for Mr. Leer, $155,800 for Mr. Messey, $123,300 for Mr. Besten, $251,200 for Mr. Eaves and $139,600 for Mr. Jones and payouts under performance unit awards granted in 2004 of $910,000 for Mr. Leer, $427,000 for Mr. Messey, $466,550 for Mr. Besten, $560,000 for Mr. Eaves and $541,198 for Mr. Jones. You should see the information under the heading “Elements of Our Compensation Program” in the section entitled “Compensation Discussion and Analysis” beginning on page 19 of this proxy statement for more information about these awards. Amounts shown include amounts that the executive officers named in this proxy statement elected to defer, on a discretionary basis, pursuant to our deferred compensation plan. You should see the section entitled “Non-Qualified Deferred Compensation” beginning on page 34 of this proxy statement for more information about our deferred compensation plan.

(4)	Amounts shown represent the changes in the actuarial present value of the accumulated benefits for the executive officers named in this proxy statement under our defined benefit pension plans, including our supplemental retirement plan, computed in accordance with Statement of Financial Accounting

Standards No. 87, Employer’s Accounting for Pensions. The present value of accumulated benefits is subject to certain actuarial assumptions described in Note 14 to our consolidated financial statements for the year ended December 31, 2006 and under the heading “Employee Benefit Plans” in the section entitled “Critical Accounting Policies” included in our Annual Report on Form 10-K for the year ended December 31, 2006. For more information about our defined benefit pension plans, including the accumulated benefits attributable to the executive officers named in this proxy statement, you should see “Pension Benefits” beginning on page 33 of this proxy statement.

(5)	Amounts shown include the following:

•	matching contributions to our thrift plan of $11,513 for Mr. Leer, $13,200 for Mr. Messey, $11,058 for Mr. Besten, $12,645 for Mr. Eaves and $6,034 for Mr. Jones;

•	credits under our deferred compensation plan of $31,895 for Mr. Leer, $6,294 for Mr. Messey, $4,494 for Mr. Besten, $13,520 for Mr. Eaves and $8,633 for Mr. Jones;

•	dividend equivalent payouts on unvested restricted stock units of $9,687 for Mr. Leer, $6,441 for Mr. Messey, $2,214 for Mr. Besten, $27,901 for Mr. Eaves and $2,558 for Mr. Jones;

•	financial and tax planning services of $9,150 for Mr. Leer, $8,600 for Mr. Messey, $10,320 for Mr. Besten, $9,040 for Mr. Eaves and $12,270 for Mr. Jones;

•	reimbursement of social and professional club membership dues of $7,620 for Mr. Leer, $7,620 for Mr. Messey and $7,020 for Mr. Eaves;

•	reimbursement of the costs of annual physical examinations for Messrs. Leer, Besten, Eaves and Jones;

•	reimbursement of spousal travel expenses incurred in connection with their attendance at an out-of-town board meeting;

•	contributions under our director matching gift program of $6,000 for Mr. Leer; and

•	tax reimbursements on the perquisites listed above of $13,057 for Mr. Leer, $8,382 for Mr. Messey, $5,125 for Mr. Besten, $8,082 for Mr. Eaves and $7,065 for Mr. Jones.

We determined the aggregate incremental cost of financial planning services, social and professional club membership dues, annual physical examinations and spousal travel expenses by reference to our actual out-of-pocket costs for such benefits or a prorated portion of our actual out-of-pocket costs in the event such costs were not separately identifiable.

Grants of Plan-Based Awards for the Year Ended December 31, 2006

The following table shows information relating to the grants of certain equity and non-equity awards made to the executive officers named in this proxy statement during 2006:

								All Other
								Stock
								Awards:
								Number of	Grant Date
								Shares of	Fair Value
		Estimated Future Payouts Under Non-Equity						Stock or	of Stock
		Incentive Plan Awards						Units	and Option
Name	Grant Date	Threshold($)		Target($)		Maximum($)		(#)(1)	Awards(2)

Steven F. Leer	02/23/06	$140,625	(3)	$562,500	(3)	$1,125,000	(3)	—	—
	02/23/06	112,500	(4)	750,000	(4)	1,500,000	(4)	—	—
	02/23/06	—		—		—		6,300	$237,920
Robert J. Messey	02/23/06	41,875	(3)	167,500	(3)	335,000	(3)	—	—
	02/23/06	50,250	(4)	335,000	(4)	670,000	(4)	—	—
	02/23/06	—		—		—		2,900	109,519
C. Henry Besten, Jr.	02/23/06	33,125	(3)	132,500	(3)	265,000	(3)	—	—
	02/23/06	52,987	(4)	353,245	(4)	706,490	(4)	—	—
	02/23/06	—		—		—		2,300	86,860
John W. Eaves	02/23/06	67,500	(3)	270,000	(3)	540,000	(3)	—	—
	02/23/06	67,500	(4)	450,000	(4)	900,000	(4)	—	—
	02/23/06	—		—		—		3,800	143,507
Robert G. Jones	02/23/06	37,500	(3)	150,000	(3)	300,000	(3)	—	—
	02/23/06	59,985	(4)	399,900	(4)	799,800	(4)	—	—
	02/23/06	—		—		—		2,600	98,189

(1)	Amounts represent the number of restricted stock units we granted to the executive officers named in this proxy statement during 2006. We have adjusted the number of units for the two-for-one stock split on May 15, 2006. You should see the information under the heading “Elements of Our Compensation Program” in the section entitled “Compensation Discussion and Analysis” beginning on page 19 of this proxy statement for more information about our restricted stock unit awards.

(2)	Amounts represent the grant date fair value of the restricted stock units we awarded to the executive officers named in this proxy statement for 2006 determined, in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payment, by reference to the closing price for our common stock on the date on which such awards were approved by our board of directors.

(3)	Amounts represent the potential amounts payable to the executive officers named in this proxy statement under the annual cash incentive awards for 2006 assuming threshold, target and maximum levels of performance. Amounts paid to the executive officers named in this proxy statement under our annual cash incentive awards for 2006 have been included under the column entitled “Non-Equity Incentive Plan Compensation” in the table on page 27 of this proxy statement. You should see the information under the heading “Elements of Our Compensation Program” in the section entitled “Compensation Discussion and Analysis” beginning on page 19 of this proxy statement for more information about our annual cash incentive awards.

(4)	Amounts represent the potential amounts payable in 2009 to the executive officers named in this proxy statement under performance units awarded in 2006 assuming threshold, target and maximum levels of performance for the 2006-2008 performance period. You should see the information under the heading

“Elements of Our Compensation Program” in the section entitled “Compensation Discussion and Analysis” beginning on page 19 of this proxy statement for more information about our performance unit awards.

Outstanding Equity Awards at December 31, 2006

The following table shows information relating to the equity awards previously made to the executive officers named in this proxy statement which remain outstanding at December 31, 2006. We have adjusted the amounts reported in prior years for the two-for-one stock split on May 15, 2006.

	Option Awards						Stock Awards
												Equity
												Incentive
												Plan
												Awards:
										Equity		Market or
				Equity						Incentive		Payout
				Incentive						Plan		Value of
				Plan			Number			Awards:		Unearned
	Number		Number	Awards:			of			Number of		Shares,
	of		of	Number of			Shares or		Market	Unearned		Units or
	Securities		Securities Under-	Securi-			Units of		Value of	Shares,		Other
	Underlying		lying	ties Underlying			Stock		Shares or	Units or		Rights
	Unexercised		Unexercised	Unexercised	Option	Option	That		Units of	Other		That
	Options		Options	Unearned	Exercise	Expira-	Have Not		Stock That	Rights That		Have Not
	(#)		(#)	Options	Price	tion	Vested		Have Not	Have Not		Vested
Name	Exercisable		Unexercisable	(#)	($)	Date	(#)		Vested ($)(1)	Vested (#)		($)(1)

Steven F. Leer	60,000	(2)	—	—	$13.94	07/23/07	—		$—	—		$—
	70,000	(3)	—	—	11.44	07/22/08	—		—	—		—
	140,000	(4)	—	—	5.34	02/25/09	—		—	—		—
	63,400	(5)	—	—	10.98	02/22/11	—		—	—		—
	218,900	(6)	—	—	9.08	02/28/12	—		—	—		—
	218,900	(7)	—	—	11.30	04/25/12	—		—	—		—
	—		—	—	—	—	4,742	(8)	142,402	—		—
	—		—	—	—	—	23,788	(9)	714,354	—		—
	—		—	—	—	—	9,200	(10)	276,276	—		—
	—		—	—	—	—	6,300	(11)	189,189	—		—
	—		—	—	—	—	—		—	45,200	(12)	1,357,356
	—		—	—	—	—	—		—	45,200	(12)	1,357,356
Robert J. Messey	17,124	(6)	—	—	9.08	02/28/12	—		—	—		—
	17,124	(7)	—	—	11.30	04/25/12	—		—	—		—
	—		—	—	—	—	2,226	(8)	66,847	—		—
	—		—	—	—	—	11,162	(9)	335,195	—		—
	—		—	—	—	—	3,932	(10)	118,078	—		—
	—		—	—	—	—	2,900	(11)	87,087	—		—
	—		—	—	—	—	—		—	19,300	(12)	579,579
	—		—	—	—	—	—		—	19,300	(12)	579,579
C. Henry Besten, Jr.	14,050	(6)	—	—	9.08	02/28/12	—		—	—		—
	14,050	(7)	—	—	11.30	04/25/12	—		—	—		—
	—		—	—	—	—	1,824	(8)	54,775	—		—
	—		—	—	—	—	2,738	(9)	82,222	—		—
	—		—	—	—	—	3,200	(10)	96,096	—		—
	—		—	—	—	—	2,300	(11)	69,069	—		—
	—		—	—	—	—	—		—	4,800	(12)	144,144
	—		—	—	—	—	—		—	4,800	(12)	144,144
John W. Eaves	26,500	(2)	—	—	13.94	07/23/07	—		—	—		—
	26,500	(3)	—	—	11.44	07/22/08	—		—	—		—
	20,000	(4)	—	—	5.34	02/25/09	—		—	—		—
	18,200	(5)	—	—	10.98	02/22/11	—		—	—		—
	71,900	(6)	—	—	9.08	02/28/12	—		—	—		—
	71,900	(7)	—	—	11.30	04/25/12	—		—	—		—
	—		—	—	—	—	100,000	(13)	3,003,000	—		—
	—		—	—	—	—	2,918	(8)	87,628	—		—
	—		—	—	—	—	14,638	(9)	439,579	—		—
	—		—	—	—	—	5,466	(10)	164,144	—		—
	—		—	—	—	—	3,800	(11)	114,114	—		—
	—		—	—	—	—	—		—	26,900	(12)	807,807
	—		—	—	—	—	—		—	26,900	(12)	807,807
Robert G. Jones	2,400	(2)	—	—	13.94	07/23/07	—		—	—		—
	2,400	(3)	—	—	11.44	07/22/08	—		—	—		—
	9,500	(14)	—	—	4.25	02/24/10	—		—	—		—
	25,800	(5)	—	—	10.98	02/22/11	—		—	—		—
	58,400	(6)	—	—	9.08	02/28/12	—		—	—		—

	Option Awards						Stock Awards
												Equity
												Incentive
												Plan
												Awards:
										Equity		Market or
				Equity						Incentive		Payout
				Incentive						Plan		Value of
				Plan			Number			Awards:		Unearned
	Number		Number	Awards:			of			Number of		Shares,
	of		of	Number of			Shares or		Market	Unearned		Units or
	Securities		Securities Under-	Securi-			Units of		Value of	Shares,		Other
	Underlying		lying	ties Underlying			Stock		Shares or	Units or		Rights
	Unexercised		Unexercised	Unexercised	Option	Option	That		Units of	Other		That
	Options		Options	Unearned	Exercise	Expira-	Have Not		Stock That	Rights That		Have Not
	(#)		(#)	Options	Price	tion	Vested		Have Not	Have Not		Vested
Name	Exercisable		Unexercisable	(#)	($)	Date	(#)		Vested ($)(1)	Vested (#)		($)(1)

Robert G. Jones	58,400	(7)	—	—	$11.30	04/25/12	—		$—	—		$—
	—		—	—	—	—	2,116	(8)	63,543	—		—
	—		—	—	—	—	3,178	(9)	95,435	—		—
	—		—	—	—	—	3,732	(10)	112,072	—		—
	—		—	—	—	—	2,600	(11)	78,078	—		—
	—		—	—	—	—	—		—	5,500	(12)	165,165
	—		—	—	—	—	—		—	5,500	(12)	165,165

(1)	Calculated using the closing price for our common stock as reported on the New York Stock Exchange on December 29, 2006.

(2)	Stock options vested at the rate of 33 1/3% per year, with vesting dates of July 23, 1998, July 23, 1999 and July 23, 2000.

(3)	Stock options vested at the rate of 33 1/3% per year, with vesting dates of July 22, 1999, July 22, 2000 and July 22, 2001.

(4)	One-sixth of the stock options vested on each of February 25, 2000 and February 25, 2003, and one-third of the stock options vested on each of February 25, 2001 and February 25, 2002.

(5)	Stock options vested at the rate of 33 1/3% per year, with vesting dates of February 22, 2002, February 22, 2003 and February 22, 2004.

(6)	Stock options vested at the rate of 25% per year, with vesting dates of February 28, 2003, February 28, 2004, February 28, 2005 and February 28, 2006.

(7)	Stock options vested at the rate of 25% per year, with vesting dates of April 25, 2003, April 25, 2004, April 25, 2005 and April 25, 2006.

(8)	Restricted stock units vested at the rate of 33 1/3% per year, with vesting dates of January 14, 2005, January 14, 2006 and January 14, 2007.

(9)	Restricted stock units vested at the rate of 33 1/3% per year, with vesting dates of January 30, 2005, January 30, 2006 and January 30, 2007.

(10)	Restricted stock units vest at the rate of 33 1/3% per year, with vesting dates of February 24, 2006, February 24, 2007 and February 24, 2008.

(11)	Restricted stock units vest at the rate of 33 1/3% per year, with vesting dates of February 23, 2007, February 23, 2008 and February 23, 2009.

(12)	Performance-contingent phantom stock units vest upon the attainment of a sustained average closing price of our common stock and the achievement of a minimum EBITDA over the trailing 12-month period. You should see the information under the heading “Elements of Our Compensation Program” in the section entitled “Compensation Discussion and Analysis” beginning on page 19 of this proxy statement for more information about our performance-contingent phantom stock awards.

(13)	Restricted stock units vest on January 31, 2008.

(14)	Stock options vested at the rate of 33 1/3% per year, with vesting dates of February 24, 2001, February 24, 2002 and February 24, 2003.

Option Exercises and Stock Vested for the Year Ended December 31, 2006

The following table shows information relating to the exercise or vesting of certain equity awards previously made to the executive officers named in this proxy statement during 2006. We have adjusted the information in the following table for the two-for-one stock split on May 15, 2006.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value Realized on
	Acquired on	Realized on	Acquired on Vesting	Vesting
Name	Exercise(#)	Exercise($)(1)	(#)(2)	($)(3)

Steven F. Leer	90,000	$2,414,610	33,134	$1,400,733
Robert J. Messey	—	—	15,356	649,943
C. Henry Besten, Jr.	—	—	6,164	256,619
John W. Eaves	—	—	20,294	858,317
Robert G. Jones	21,800	597,220	7,162	298,126

(1)	Amounts represent the value realized upon exercise of outstanding stock options calculated by multiplying the number of shares acquired upon exercise by the difference between the option exercise price and the fair market value of our common stock on the date of exercise.

(2)	Amounts represent the portion of outstanding restricted stock units that vested during 2006, including shares that the executive officer elected to defer, on a discretionary basis, under our deferred compensation plan as follows: 33,134 shares for Mr. Leer, 15,356 shares for Mr. Messey, 12,974 shares for Mr. Eaves and 4,176 shares for Mr. Jones. You should see the section entitled “Non-Qualified Deferred Compensation” beginning on page 34 of this proxy statement for more information about our deferred compensation plan.

(3)	Amounts represent the value realized upon vesting of restricted stock units calculated by multiplying the number of shares that vested during 2006 by the fair market value of our common stock on the date of vesting.

Pension Benefits

The following table shows information relating to the accumulated benefits to which the executive officers named in this proxy statement are entitled under our defined benefit pension plans at December 31, 2006:

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)(1)	($)(2)	($)

Steven F. Leer	Arch Coal, Inc. Retirement Account Plan	26	$402,686	$—
	Arch Coal, Inc. Supplemental Retirement Plan	26	1,146,447	—
Robert J. Messey	Arch Coal, Inc. Retirement Account Plan	6	125,740	—
	Arch Coal, Inc. Supplemental Retirement Plan	6	125,579	—
C. Henry Besten, Jr.	Arch Coal, Inc. Retirement Account Plan	26	575,980	—
	Arch Coal, Inc. Supplemental Retirement Plan	26	250,499	—
John W. Eaves	Arch Coal, Inc. Retirement Account Plan	25	266,924	—
	Arch Coal, Inc. Supplemental Retirement Plan	25	278,991	—
Robert G. Jones	Arch Coal, Inc. Retirement Account Plan	16	215,321	—
	Arch Coal, Inc. Supplemental Retirement Plan	16	112,570	—

(1)	Under our defined benefit pension plans, certain executive officers named in this proxy statement have been credited with additional years of service attributable to employment with one or more predecessor entities as follows: Mr. Leer — 16 years, Mr. Besten — 16 years, Mr. Eaves — 15 years and Mr. Jones — 6 years. In addition to an annual credit to our defined benefit pension plans, each of the executive officers receives a transition credit ranging from 1% to 4% of his compensation as a result of the additional years of service.

(2)	Amounts shown for each named executive officer represent the actuarial present value of the named executive officer’s accumulated benefit under our defined benefit pension plans as of December 31, 2006, computed in accordance with Statement of Financial Accounting Standards No. 87, Employer’s Accounting for Pensions. The present value of accumulated benefits is subject to certain actuarial assumptions described in Note 14 to our consolidated financial statements and under the heading “Employee Benefit Plans” in the section entitled “Critical Accounting Policies” included in our Annual Report on Form 10-K for the year ended December 31, 2006.

Defined Benefit Pension Plan.  We sponsor a defined benefit pension plan covering all of our eligible employees, including our executive officers. Employees become eligible to participate in the plan after working 1,000 hours. We credit each participant in the plan with a cash balance account. Participants become vested in their cash balance accounts after serving three years with us. Upon retirement or upon termination of employment following three years of service with us, participants or their beneficiaries may elect to receive benefits in a lump sum, in installments over a period of time or at a later date. Under the terms of the plan, normal retirement occurs on the first day of the month following the date a participant turns 65.

We credit each participant’s cash balance account with a monthly interest amount based on the U.S. Treasury rate, subject to a minimum rate of 4.25% and a maximum rate of 10%. In addition, we may provide transition credits to employees who participated in certain predecessor plans for a period up to the number of years of credited service with the predecessor plan, subject to certain maximum amounts depending upon the particular plan. The transition contribution rates range from 1% to 4% of compensation, depending upon the participant’s age at the end of the year. Annually, we also credit each participant’s cash balance account with an amount, reflected as a percentage of compensation, based on the participant’s age at the end of the year. For purposes of determining the contribution amount, compensation includes salary, regular wages, overtime pay, earned vacation pay, short-term incentive compensation payments and amounts contributed by the participant to a qualified profit-sharing or cafeteria plan maintained by us, subject to certain limits imposed under the Internal Revenue Code. The following table shows the percentages of compensation we contribute to each participant’s account, based on the participant’s age at the end of the year:

Age	Contribution Rate
at End of Year	(% of Compensation)

Less than 30	3%
30-39	4%
40-44	5%
45-49	6%
50-54	7%
55 and over	8%

Supplemental Retirement Plan.  We sponsor a supplemental retirement plan covering all of our eligible employees, including our executive officers, whose retirement benefits under our defined benefit pension plan are limited by the Internal Revenue Code. Under our supplemental retirement plan, each eligible employee is entitled to receive a lump sum amount equal to the difference between the amount that would have been paid under our defined benefit pension plan but for the limitations contained in the Internal Revenue Code and the actual amount that the employee is entitled to receive under our defined benefit pension plan after taking into account the limitations imposed by the Internal Revenue Code. Subject to the limitations contained in the Internal Revenue Code, benefits under the supplemental retirement plan commence on the same date an eligible employee is entitled to begin receiving benefits under the defined benefit pension plan.

Non-Qualified Deferred Compensation

The following table shows information relating to the activity in the deferred compensation plan accounts for the executive officers named in this proxy statement during 2006:

	Executive	Registrant			Aggregate
	Contributions in	Contributions in	Aggregate	Aggregate	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Earnings in Last	Withdrawals/	Fiscal Year End
Name	($)	($)(1)	Fiscal Year ($)	Distributions ($)	($)

Steven F. Leer	$1,541,859	$31,895	$(1,811,553)	$—	$8,368,209
Robert J. Messey	656,794	6,294	(299,771)	—	1,034,959
C. Henry Besten, Jr.	80,294	4,494	(12,406)	—	1,013,167
John W. Eaves	615,281	13,520	(337,861)	—	2,280,438
Robert G. Jones	222,401	8,633	(148,963)	—	941,292

(1)	Amounts shown represent credits we made under our deferred compensation plan to the named executive officer’s account that are intended to provide the named executive officer with the full company matching contributions to which they would otherwise be entitled under our defined contribution plan but for certain limitations contained in the Internal Revenue Code. We have included these amounts in the column entitled “All Other Compensation” contained in the Summary Compensation Table on page 27.

We maintain a deferred compensation plan that allows an eligible employee to defer receipt of his or her base salary and/or annual incentive payment until the date or dates elected by the participant. The amounts deferred are invested in cash accounts that mirror the gains and/or losses of a number of different investment funds, including a hypothetical investment in shares of our common stock. The deferred compensation plan offers participants a wide-range of publicly-available investment funds, including international, U.S. equity, bond and money market funds. These investment funds are substantively similar to the investment alternatives offered to participants of our defined contribution plan. The plan does not offer any above-market rates of return to our executive officers.

Participants in the plan may defer up to 85% of their base salaries and up to 100% of their annual incentive awards. The plan also allows participants to defer receipt of up to 100% of the shares issuable under any restricted stock units or performance-contingent phantom stock awards granted to executive officers under our long-term incentive program. Participants are always vested in their deferrals to the plan and any related earnings. We have established a grantor trust to fund our obligations under the deferred compensation plan. The trust has purchased corporate-owned life insurance to offset these obligations. Participants have an unsecured contractual commitment by us to pay the amounts due under the deferred compensation plan.

Under the plan, we credit each participant’s account with the number of units equal to the number of shares or units that the participant could purchase or receive with the amount of compensation deferred under the plan on the date we credit the participant’s account, based upon the fair market value of the underlying investment on that date. We will pay the amount of compensation deferred under the plan to the participant (or to his or her designated beneficiary in the event of death) in annual installments or in a lump sum, at the participant’s election, following the participant’s termination of employment or on the date or dates specified by the participant in his or her payment election. The amount we pay will be based on the number of units credited to each participant’s account, valued on the basis of the fair market value of an equivalent number of shares or units of the underlying investment on the date payment occurs. We may also pay a participant the amount of compensation deferred under the plan prior to the date the participant initially elected to receive payment if we determine that the employee has a demonstrated financial hardship.

Potential Payments Upon Termination of Employment or Change-in-Control

We maintain certain agreements or arrangements with each of the executive officers named in this proxy statement that provide for the payment or acceleration of certain benefits in the event that such executive’s employment is terminated without cause or following a change-in-control. In addition to the benefits described below, the executive officers named in this proxy statement would also be entitled to receive certain benefits under our defined benefit pension plan, supplemental retirement plan and deferred compensation plan. You should see the section entitled “Pension Benefits” beginning on page 33 of this proxy statement for more information on the benefits accumulated under our defined benefit pension plan and our supplemental retirement plan that are attributable to each of the executive officers named in this proxy statement and the section entitled “Non-Qualified Deferred Compensation” beginning on page 34 of this proxy statement for more information on the aggregate balance maintained under our deferred compensation plan by each of the executive officers named in this proxy statement.

Potential Payments Upon Termination of Employment

We maintain employment agreements with each of our executive officers, including the executive officers named in this proxy statement, and certain other key employees. Each of the employment agreements has a term of one year that is automatically extended for successive one-year periods unless either party terminates the agreement upon at least one year notice prior to the end of any one-year term. Under the employment agreements and certain other arrangements we have with the executive officers named in this proxy statement, we may be required to provide compensation in the event of a termination of employment or a change in control of the company. As a condition to each executive’s entitlement to receive payments under the employment agreements, the executive is required to execute a waiver of claims against us and to abide by certain non-disclosure, non-competition and non-solicitation requirements. These restrictions prohibit executives from engaging in any business that competes with any of our business operations for a period of six months following the date of termination and from soliciting for employment, hiring or retaining any of our employees for a period of one year following the date of termination.

Voluntary termination and termination for cause — Each of the executive officers named in this proxy statement may terminate his or her employment at any time. In addition, we may terminate the employment of the executive officers named in this proxy statement for cause at any time. Under the terms of the employment agreements with the executive officers named in this proxy statement, a termination is for cause if it is for any of the following reasons:

•	a willful and continual failure to perform his or her duties;

•	gross misconduct that is materially and demonstrably detrimental to us; or

•	the commission of a felony.

If we terminate an executive’s employment for cause or if an executive terminates his or her employment for any reason prior to a change of control or for other than good reason following a change of control, then we will pay the executive an amount equal to the executive’s accrued and unpaid base salary and unused vacation time. If we terminate an executive’s employment for cause or if the executive terminates his or her employment for any reason without our consent, then all of the unexpired, unvested restricted stock, restricted stock units, performance units, stock options, performance-contingent phantom stock or other awards granted to the executive under our stock incentive plan that remain outstanding on the date of termination shall automatically be forfeited. If we terminated each of the executive officers named in this proxy statement for cause or if each of the executive officers named in this proxy statement terminated his employment on December 31, 2006, then the executive officers would not have been entitled to receive any amounts from us.

Termination without cause prior to a change of control — Each of the executive officers named in this proxy statement may be entitled to certain benefits if we terminate the executive’s employment for reasons other than cause. If we terminate an executive officer without cause prior to a change of control, then under the terms of the employment agreement we will pay the executive officer a lump sum cash amount equal to the following:

•	one times (two times for Mr. Leer) the executive officer’s annual base salary;

•	12 times (18 times for Mr. Leer) the effective monthly COBRA rate;

•	12 times (24 times for Mr. Leer) the applicable monthly life insurance premium rate;

•	a pro-rata portion of any amounts to which the executive officer would be entitled under our annual cash incentive awards or our long-term cash and equity-based incentive awards;

•	one times the higher of the executive officer’s annual cash incentive award for the most recent year or the average annual cash incentive award for the three preceding years;

•	the matching contribution under our defined contribution plan and executive deferred compensation plan and the annual cash balance credit amounts under our defined benefit plans as if the executive officer continued to participate in those plans for a period of 12 months (24 months for Mr. Leer) and the amount of any related income taxes; and

•	the value of any unused vacation time.

In addition, if we terminate an executive officer for reasons other than for cause prior to a change of control, all unexpired stock options held by the executive officer on the date of termination will immediately vest and become exercisable by the executive officer in accordance with the terms of our stock incentive plan and related stock option award agreements. Also, we have agreed to reimburse the executive officers named in this proxy statement for the cost of financial counseling services (up to a maximum of $5,000) for a period of 12 months (24 months for Mr. Leer), the cost of reasonable outplacement services for a period of 12 months (24 months for Mr. Leer) and the amount of any excise taxes imposed on the executive under the Internal Revenue Code.

The following table shows the amounts each of the executive officers named in this proxy statement would receive if we terminated his employment for reasons other than for cause prior to a change of control on December 31, 2006:

	Steven F.	Robert J.	C. Henry	John W.	Robert G.
	Leer	Messey	Besten, Jr.	Eaves	Jones

Cash payments:
Cash severance	$2,062,500	$502,500	$403,933	$720,000	$456,733
Healthcare coverage	21,623	9,327	9,327	14,415	14,415
Life insurance premiums	7,380	1,648	1,304	2,214	1,476
Incentive awards(1)	1,939,167	787,500	805,665	1,103,333	927,703
Retirement benefits	1,063,779	152,838	216,701	268,233	142,424
Financial counseling and outplacement services	30,000	20,000	20,000	20,000	20,000
Accrued salary and accrued vacation	—	—	—	—	—
Excise tax and gross up(2)	—	—	—	—	—
Acceleration of equity awards:
Restricted stock units	—	—	—	—	—
Performance-contingent phantom stock	—	—	—	—	—

Total	$5,124,449	$1,473,813	$1,456,930	$2,128,195	$1,562,751

(1)	For purposes of estimating the amounts payable by us under our annual cash incentive awards or our long-term cash and equity-based incentive awards, we have assumed that we achieved target levels of performance under those awards.

(2)	We have assumed that the effective federal income tax rate is 35% and that the effective state income tax rate is 6%.

Termination in connection with a change of control — Each of the executive officers named in this proxy statement may be entitled to certain benefits if we terminate the executive’s employment for reasons other than cause following a change of control or if the executive terminates his or her employment for good reason during the two years following a change of control. Under the terms of the employment agreements with the executive officers named in this proxy statement, a termination is for good reason if it is for any of the following reasons:

•	a material diminution in position, title, duties, responsibilities or authority;

•	a reduction in base salary or a failure to increase base salary by a percentage that is similar to the average percentage increase in base salary for other officers;

•	(i) the discontinuation of an incentive, retirement, stock ownership or health and welfare plan, (ii) the adoption of changes to those plans that would adversely affect participation or materially reduce benefits or (iii) the reduction of incentive compensation levels;

•	the relocation of our executive offices outside the St. Louis metropolitan area or the failure to pay relocation expenses, including the amount of any loss on the sale of a personal residence;

•	a material breach of the employment agreement; or

•	a failure to require a successor to assume the employment agreement.

Under the terms of the employment agreements with the executive officers named in this proxy statement, a change of control means any of the following:

•	a consolidation, merger or similar transaction in which we do not survive or in which shares of our common stock are converted into cash, securities or other property, other than a merger in which the holders of our common stock immediately prior to the merger maintain substantially the same proportionate ownership of the common stock of the surviving entity immediately after the merger;

•	the sale, lease, exchange or other transfer of all or substantially all of our assets;

•	the approval by our stockholders of a plan of liquidation or dissolution; or

•	the failure of our directors to constitute a majority of our board of directors at any time during any two consecutive years.

If we terminate an executive officer for reasons other than for cause following a change of control or if the executive terminates his or her employment for good reason during the two years following a change of control, then under the terms of the employment agreement we will pay the executive officer a lump sum cash amount equal to the following:

•	two times (three times for Mr. Leer) the executive officer’s highest annual base salary during the preceding three years;

•	18 times the effective monthly COBRA rate;

•	24 times (36 times for Mr. Leer) the applicable monthly life insurance premium rate;

•	the full amount of any long-term cash awards and a pro-rata portion of any amounts to which the executive officer would be entitled under our annual cash incentive awards;

•	two times (three times for Mr. Leer) the higher of the executive officer’s annual cash incentive award for the most recent year or the average annual cash incentive award for the three years preceding the date of termination;

•	the matching contribution under our defined contribution plan and nonqualified executive deferred compensation plan and the annual credit amounts under our defined benefit plans as if the executive officer continued to participate in those plans for a period of 24 months (36 months for Mr. Leer) and the amount of any related income taxes; and

•	the value of any unused vacation time.

In addition to the foregoing, if we terminate an executive officer for reasons other than for cause following a change of control, all unexpired stock options held by the executive officer on the date of termination will immediately vest and become exercisable by the executive officer in accordance with the terms of our stock incentive plan and related equity award agreements. Also, we have agreed to reimburse the executive officers named in this proxy statement for the cost of financial counseling services (up to a maximum of $5,000) for a period of 24 months (36 months for Mr. Leer), the cost of reasonable outplacement services for a period of 24 months (36 months for Mr. Leer) and the amount of any excise taxes imposed on the executive under the Internal Revenue Code.

The following table shows the amounts each of the executive officers named in this proxy statement would receive if we terminated their employment on December 31, 2006 for reasons other than for cause following a change of control or if each of the executive officers named in this proxy statement terminated his or her employment on December 31, 2006 for good reason following a change of control:

	Steven F.	Robert J.	C. Henry	John W.	Robert G.
	Leer	Messey	Besten, Jr.	Eaves	Jones

Cash payments:
Cash severance	$3,937,500	$1,005,000	$807,867	$1,440,000	$913,467
Healthcare coverage	21,623	13,991	13,991	21,623	21,623
Life insurance premiums	11,070	6,593	5,215	8,856	5,904
Incentive awards(1)	4,792,500	2,057,500	2,171,990	2,820,000	2,496,440
Retirement benefits	1,561,532	280,752	410,234	496,589	265,466
Financial counseling and outplacement services	30,000	20,000	20,000	20,000	20,000
Accrued salary and accrued vacation	—	—	—	—	—
Excise tax and gross up(2)	1,515,469	—	—	296,168	548,351
Acceleration of equity awards:
Restricted stock units	—	—	—	—	—
Performance-contingent phantom stock	—	—	—	—	—

Total	$11,869,694	$3,383,836	$3,429,297	$5,103,236	$4,271,251

(1)	For purposes of estimating the amounts payable by us under our annual cash incentive awards or our long-term cash and equity-based incentive awards (other than performance units), we have assumed that we achieved target levels of performance under those awards. For purposes of estimate the amounts payable by us under the performance units, we have assumed that we achieved maximum levels of performance under those awards. Payouts under the performance units would be triggered upon a change of control and, accordingly, have also been included in the table below under the heading “Potential Payments Upon Change-in-Control.”

(2)	We have assumed that the effective federal income tax rate is 35% and that the effective state income tax rate is 6%.

Retirement, death and disability — In the event an executive’s employment is terminated as a result of his or her retirement, death or disability, then we will pay the executive an amount equal to the executive’s accrued and unpaid base salary, unused vacation time and all other amounts, including payouts under our annual cash incentive awards, that the executive has earned but which have not yet been paid. If an executive’s employment is terminated as a result of his or her retirement, death or disability, then all of the unexpired, unvested stock options will immediately become exercisable and will remain exercisable for a period of one year from the date of termination and any restricted stock, restricted stock units, performance units, stock options, performance-contingent phantom stock or other awards granted to the executive under our stock incentive plan that remain outstanding on the date of termination, other than the restricted stock units awarded to our executive officers in 2004 and the restricted stock awarded to Mr. Eaves in 2002, will immediately be forfeited.

The following table shows the amounts each of the executive officers named in this proxy statement would receive if the employment of the executive officer terminated on December 31, 2006 as a result of his retirement, death or disability:

	Steven F.	Robert J.	C. Henry	John W.	Robert G.
	Leer	Messey	Besten, Jr.	Eaves	Jones

Cash payments:
Cash severance	$—	$—	$—	$—	$—
Healthcare coverage	—	—	—	—	—
Life insurance premiums	—	—	—	—	—
Incentive awards(1)	562,500	167,500	132,500	270,000	150,000
Retirement benefits	—	—	—	—	—
Financial counseling and outplacement services	—	—	—	—	—
Accrued salary and accrued vacation	—	—	—	—	—
Excise tax and gross up	—	—	—	—	—
Acceleration of equity awards:
Restricted stock units(2)	714,354	335,195	82,222	3,442,579	95,435
Performance-contingent phantom stock	—	—	—	—	—

Total	$1,276,854	$502,695	$214,722	$3,712,579	$245,435

(1)	For purposes of estimating the amounts payable by us under our annual cash incentive awards, we have assumed that we achieved target levels of performance under those awards.

(2)	For purposes of estimating the amounts payable under our restricted stock unit award agreements, we have calculated the value of accelerated vesting of restricted stock units by multiplying the number of shares underlying unvested restricted stock units outstanding at December 31, 2006 by the closing price of our common stock on December 29, 2006.

Potential Payments Upon Change-in-Control.

Under the terms of our stock incentive plan and the agreements governing the various awards outstanding at December 31, 2006, the executive officers named in this proxy statement would be entitled to certain benefits in the event a change in control occurs. Under the terms of our stock incentive plan, all outstanding stock options will become fully exercisable and will remain exercisable for the original term of the options, all outstanding restricted stock and restricted stock units will become fully vested and be distributed to the executive and all of the performance units and performance-contingent phantom stock will be paid out in the event a change of control occurs.

Under the terms of the stock incentive plan, a change in control means any change in control that would be required to be reported as such with the Securities and Exchange Commission, including without limitation any of the following:

•	a consolidation or merger in which we do not survive or in which shares of our common stock are converted to cash, securities or other property, other than a merger in which the holders of our common stock immediately prior to the merger maintain more than 50% of the ownership of common stock of the surviving corporation immediately after the merger;

•	the sale, lease, exchange or other transfer of all or substantially all of our assets;

•	the adoption by our board of directors of a plan of liquidation or dissolution; or

•	the acquisition by any person of more than 20% of our outstanding common stock.

The following table shows the amounts each of the executive officers named in this proxy statement would receive if we had undergone a change of control on December 31, 2006.

	Steven F.	Robert J.	C. Henry	John W.	Robert G.
	Leer	Messey	Besten, Jr.	Eaves	Jones

Cash payments:
Cash severance	$—	$—	$—	$—	$—
Healthcare coverage	—	—	—	—	—
Life insurance premiums	—	—	—	—	—
Incentive awards	4,230,000	1,890,000	2,039,490	2,550,000	2,346,440
Retirement benefits	—	—	—	—	—
Financial counseling and outplacement services	—	—	—	—	—
Accrued salary and accrued vacation	—	—	—	—	—
Excise tax and gross up(1)	1,288,664	—	—	842,020	308,494
Acceleration of equity awards:
Restricted stock units(2)	1,322,221	607,207	302,162	805,465	349,129
Performance-contingent phantom stock(2)	5,387,382	2,300,298	564,564	3,201,198	654,654

Total	$12,228,267	$4,797,505	$2,906,216	$7,398,683	$3,658,717

(1)	For purposes of estimating the amounts of excise tax that would have been imposed under Section 4999 of the Internal Revenue Code, we have calculated the value attributable to the acceleration of unvested restricted stock units held by the executive officers named in this proxy statement on December 31, 2006 in accordance with Section 280G of the Internal Revenue Code using an assumed annual discount rate of 5.9%.

(2)	For purposes of estimating the amounts payable under the stock incentive plan in the event of a change of control, we have calculated the value of accelerated vesting of (i) restricted stock units by multiplying the number of shares underlying unvested restricted stock units outstanding at December 31, 2006 by the closing price of our common stock on December 29, 2006 and (ii) performance-contingent phantom stock by multiplying the maximum number of shares issuable under the awards outstanding at December 31, 2006 by the closing price of our common stock on December 29, 2006.

ADDITIONAL INFORMATION

Independent Registered Public Accounting Firm

Ernst & Young LLP was our independent registered public accounting firm for 2006. The Audit Committee of the board of directors has engaged Ernst & Young LLP as independent registered public accounting firm for 2007. Representatives of Ernst & Young LLP will attend the annual meeting and will have the opportunity to make a statement if they desire to do so.

During 2006 and 2005, Ernst & Young LLP charged fees for services rendered to us as follows:

	Fee
Service	2006	2005

Audit(1)	$1,327,535	$1,292,500
Audit-related(2)	461,150	711,650
Tax	—	—
All Other	—	—

(1)	Audit services performed by Ernst & Young LLP in 2006 and 2005 included the annual financial statement audit (including required quarterly reviews) and other procedures performed by Ernst & Young LLP to form an opinion on our consolidated financial statements.

(2)	All other services performed by Ernst & Young include, for 2006, an audit of the properties we sold to Magnum Coal Company in December 2005 and, for 2005, procedures performed in anticipation of the Magnum transaction, including consultation related to FAS 106 and related accounting issues.

The Audit Committee has adopted an audit and non-audit services pre-approval policy that requires the committee, or the chairman of the committee, to pre-approve services to be provided by our independent registered public accounting firm. The Audit Committee will consider whether the services to be provided by the independent registered public accounting firm are prohibited by the Securities and Exchange Commission’s rules on auditor independence and whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service. The Audit Committee is mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services. The Audit Committee has delegated to the chair of the committee pre-approval authority between committee meetings and the chair must report any pre-approval decisions to the committee at the next regularly scheduled committee meeting.

Information About Stockholder Proposals

If you wish to submit proposals for possible inclusion in our 2008 proxy materials, we must receive them at our principal executive offices no later than the close of business on November 20, 2007. Proposals should be addressed to Robert G. Jones, Vice President — Law, General Counsel and Secretary, Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141.

If you wish to nominate directors and/or propose proper business from the floor for consideration at the 2008 annual meeting of stockholders, our bylaws provide that:

•	You must notify our Secretary in writing;

•	Your notice must have been received at our headquarters not earlier than January 27, 2008 and not later than February 16, 2008; and

•	Your notice must contain the specific information required in our bylaws.

We will send copies of these requirements to any stockholder who writes to us requesting this information. Please note that these three requirements apply only to matters that you wish to bring before your fellow stockholders at the 2008 annual meeting of stockholders without submitting them for possible inclusion in our 2008 proxy materials.

Solicitation of Proxies

We are paying the cost of preparing, printing, and mailing these proxy materials, as well as the cost of any required solicitation. Some of our directors, officers and employees may participate in the solicitation on our behalf, without additional compensation, by telephone, e-mail or other electronic means or in person. In addition, we will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions.

Electronic Access to Proxy Statement and Annual Report

This proxy statement and our 2006 annual report may be viewed online under “SEC Filings” in the Investors section of our website at archcoal.com. Information on our website does not constitute part of this proxy statement. If you are a stockholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent, American Stock Transfer & Trust Company, by accessing your account at amstock.com and selecting “Shareholder Account Access.” If you hold shares of our common stock through a bank, broker or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

Directions to the Annual Meeting

From Downtown St. Louis: Take Highway 40 West approximately 14 miles to Interstate 270 North (Exit #25). Continue approximately two miles on Interstate 270 North to Olive Boulevard (Exit #14). Take Olive Boulevard East one mile to CityPlace Drive. Turn North on CityPlace Drive and continue to our headquarters at CityPlace One.

From Lambert International Airport:  Take Highway 70 West approximately three miles to Interstate 270 South (Exit #232). Continue approximately six miles on Interstate 270 South to Olive Boulevard (Exit #14). Take Olive Boulevard East one mile to CityPlace Drive. Turn North on CityPlace Drive and continue to our headquarters at CityPlace One.

Robert G. Jones
Vice President — Law, General Counsel and Secretary

March 19, 2007

ANNUAL MEETING OF STOCKHOLDERS OF
ARCH COAL, INC.
April 26, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.
â  Please detach along perforated line and mail in the envelope provided.  â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1. Election of directors		NOMINEES:
☐		¡	Brian J. Jennings
	FOR ALL NOMINEES	¡	Steven F. Leer
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Robert G. Potter Theodore D. Sands

☐	FOR ALL EXCEPT (see instructions below)
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each nominee. The board of directors recommends a vote FOR each nominee.

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.
Please check here if you plan to attend the meeting: ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Arch Coal, Inc.
One CityPlace Drive
St. Louis, Missouri 63141
March 19, 2007
Dear fellow stockholder:
     The annual meeting of stockholders of Arch Coal, Inc. will be held on April 26, 2007, at 10:00 a.m., St. Louis time, in the lower level auditorium located at One CityPlace Drive, St. Louis, Missouri 63141.
     It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided or vote electronically or by telephone as instructed on the reverse side hereof.
ARCH COAL, INC.

This proxy is solicited on behalf of the Board of Directors of Arch Coal, Inc.
for the annual meeting of stockholders to be held on April 26, 2007

     The undersigned hereby appoints STEVEN F. LEER and ROBERT G. JONES, and each of them, with power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present at the annual meeting of stockholders of Arch Coal, Inc. to be held at its headquarters at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141, at 10:00 a.m., St. Louis time, on Thursday, April 26, 2007, in the lower level auditorium, and at any adjournments thereof, with all powers the undersigned would possess if present at such meeting on the matters set forth on the reverse side hereof and all other matters properly coming before the meeting.
     If the undersigned is a participant in the Arch Coal, Inc. Employee Thrift Plan (including pursuant to the Mingo Logan Savings Plan), and this proxy card is received on or before April 16, 2007, then this card also provides voting instructions to the trustee of such plan to vote at the annual meeting, and any adjournments thereof, all shares of Arch Coal common stock held in the undersigned’s plan account as specified upon the matters set forth on the reverse side hereof and all other matters properly coming before the meeting. If the undersigned is a participant in one of these plans and does not instruct the trustee by April 16, 2007, then the trustee will vote the undersigned’s plan account shares in proportion to the votes of the other participants in that plan. In addition, the trustee will vote unallocated shares in the plan in direct proportion to voting by allocating shares for which instructions have been received.
     PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING YOUR PROXY BY TELEPHONE OR INTERNET.
     The Proxies cannot vote your shares unless you vote.
YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING YOUR SHARES.

ANNUAL MEETING OF STOCKHOLDERS OF
ARCH COAL, INC.
April 26, 2007

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 p.m., Eastern time the day before the meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.   â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1. Election of directors:		NOMINEES:
☐		¡	Brian J. Jennings
	FOR ALL NOMINEES	¡	Steven F. Leer
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Robert G. Potter Theodore D. Sands

☐	FOR ALL EXCEPT (see instructions below)
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each nominee. The board of directors recommends a vote FOR each nominee.

Arch Coal, Inc. encourages you to take advantage of the convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return the proxy card.

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY. If you vote over the Internet or by telephone, please do not mail your card.
Please check here if you plan to attend the meeting: ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.